Exhibit 4.2


            Independent Certified Public Accountants' Consent


     We have issued our report dated September 23, 1997 on the statements of condition and related securities portfolios of Van Kampen American Capital Equity Opportunity Trust, Series 72 as of September 23, 1997 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                    Grant Thornton LLP

Chicago, Illinois
September 23, 1997